                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS THIRD QUARTER 2020 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE
CHARLOTTE, N.C., November 9, 2020 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the third quarter of 2020 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.17 per share.
Highlights

Income Statement	Three Months Ended September 30, 2020		Three Months Ended June 30, 2020
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$8.0	$0.17	$6.5	$0.14
Net realized losses	$(20.5)	$(0.43)	$(16.5)	$(0.34)
Net unrealized appreciation	$55.9	$1.17	$65.0	$1.36
Net increase in net assets resulting from operations	$43.2	$0.90	$54.7	$1.14
Dividends paid		$0.16		$0.16
(1) Based on weighted average shares outstanding during the period of 47,961,753.
(2) Based on weighted average shares outstanding during the period of 47,977,481.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019
Investment portfolio at fair value	$1,116.3	$1,034.0	$1,071.8	$1,173.6
Weighted average yield on performing debt investments, excluding short-term investments (at principal amount)	6.2%	5.5%	5.8%	6.2%
Weighted average spread on performing debt investments excluding short-term investments (at principal amount)	4.8%	4.6%	4.6%	4.5%

Total assets	$1,222.6	$1,065.1	$1,096.9	$1,252.6
Debt outstanding (principal)	$692.0	$569.3	$631.1	$670.7
Total net assets (equity)	$526.0	$490.5	$445.7	$570.9
Net asset value per share	$10.97	$10.23	$9.23	$11.66
Debt-to-equity ratio	1.32x	1.16x	1.42x	1.17x
Net debt-to-equity ratio (adjusted for cash, short-term investments and unsettled transactions)	0.74x	1.00x	1.20x	0.90x
Third Quarter 2020 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, "During the third quarter, Barings continued to drive quality origination flow across both middle-market and cross-platform investments while maintaining a high quality investment portfolio with no loans on non-accrual. I am also pleased to announce that the Barings BDC Board of Directors approved a dividend increase to $0.17 per share for the fourth quarter, up from $0.16 per share in the third quarter."
During the three months ended September 30, 2020, the Company reported total investment income of $16.3 million, net investment income of $8.0 million, or $0.17 per share, and a net increase in net assets resulting from operations of $43.2 million, or $0.90 per share.

Net asset value ("NAV") per share as of September 30, 2020 was $10.97, as compared to $10.23 as of June 30, 2020. The increase in NAV per share from June 30, 2020 to September 30, 2020 was primarily attributable to net unrealized appreciation on the Company's investment portfolio and foreign currency transactions of approximately $1.17 per share, partially offset by net realized losses on investments and foreign currency transactions of $0.43 per share.
Recent Portfolio Activity
During the three months ended September 30, 2020, the Company made 15 new investments totaling $127.3 million, nine investments in existing portfolio companies totaling $16.3 million and an additional investment in one joint venture equity portfolio company totaling $1.6 million. During the three months ended September 30, 2020, the Company had three loans repaid at par totaling $6.5 million and received $3.7 million of portfolio company principal payments. In addition, the Company sold $201.9 million of loans, recognizing a net realized loss on these transactions of $18.4 million, and sold $40.2 million of middle-market portfolio company debt investments to its joint venture and realized a loss on these transactions of $1.1 million.
During the three months ended September 30, 2020, the Company reported total net unrealized appreciation of $55.9 million, consisting of net unrealized appreciation on its current portfolio of $29.7 million, net unrealized depreciation related to foreign currency transactions of $2.1 million and net unrealized appreciation reclassification adjustments of $28.4 million related to the net realized losses on the sales / repayments of certain investments. The net unrealized appreciation on the Company’s current portfolio of $29.7 million was driven primarily by the credit or fundamental performance of middle-market debt investments of $1.1 million, the impact of foreign currency exchange rates on middle-market debt investments of $1.9 million and the broad market moves for the entire investment portfolio of $26.7 million.
Liquidity and Capitalization
As of September 30, 2020, the Company had cash of $7.1 million, short-term money market fund investments of $210.5 million, $463.7 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement, $50.0 million of unsecured notes outstanding and $178.3 million outstanding under its term debt securitization.
On August 3, 2020, the Company entered into a Note Purchase Agreement (the "August NPA") governing the issuance of (i) $50.0 in aggregate principal amount of Series A senior unsecured notes (the "Series A Notes") due August 2025 with a fixed interest rate of 4.66% per year, and (ii) up to $50.0 in aggregate principal amount of additional senior unsecured notes (the "Additional Notes" and, collectively with the Series A Notes, the "August 2025 Notes") due August 2025 with a fixed interest rate per year to be determined, in each case, to qualified institutional investors in a private placement. An aggregate principal amount of $25.0 million of the Series A Notes was issued on September 24, 2020 and an aggregate principal amount of $25.0 of the Series A Notes was issued on September 29, 2020, both of which will mature on August 4, 2025 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the August 2025 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the August 2025 Notes at par if certain change in control events occur. The August 2025 Notes are the Company's general unsecured obligations that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
Commenting on the Company's liquidity position, Jonathan Bock, Chief Financial Officer, stated, "During the third quarter, Barings BDC continued to improve its liquidity position and financing profile through the issuance of $50 million in 5-year unsecured notes at a 4.66% coupon. I am also pleased to announce that in November, Barings BDC issued an additional $175 million in unsecured notes across the 5-year and 7-year maturity profiles at 4.25% and 4.75% coupons. This attractively priced unsecured debt enhances operational stability and flexibility in a period of market volatility."
Share Repurchase Program
On February 27, 2020, the Board approved an open-market share repurchase program for fiscal year 2020 (the “2020 Share Repurchase Program”). Under the 2020 Share Repurchase Program, the Company is authorized during fiscal year 2020 to repurchase up to a maximum of 5.0% of the amount of shares outstanding as of February 27, 2020 if shares trade below NAV per share, subject to liquidity and regulatory constraints.
As of November 9, 2020, the Company had repurchased a total of 989,050 shares of its common stock in the open market under the 2020 Share Repurchase Program (approximately 2.0% of shares outstanding as of February 27, 2020), at an average price of $7.21 per share, including commissions paid.

Dividend Information
The Board has declared a quarterly cash dividend of $0.17 per share.
The Company’s fourth quarter dividend will be payable as follows:
Fourth Quarter 2020 Dividend:
Amount per share:         $0.17
Record date:             November 25, 2020
Payment date:             December 2, 2020
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to September 30, 2020, the Company made approximately $155.4 million of new commitments, of which $130.6 million closed and funded. The $130.6 million of investments consist of $128.5 million of first lien senior secured debt investments and a $2.1 million second lien senior secured term loan with a combined weighted average yield of 6.2%. In addition, the Company funded $8.7 million of previously committed delayed draw term loans.
On October 15, 2020, the Company fully repaid all outstanding notes under its term debt securitization totaling $178.3 million with available cash and short-term money market fund investments.
On November 4, 2020, the Company entered into a Note Purchase Agreement (the “November NPA”) governing the issuance of (i) $62.5 million in aggregate principal amount of Series B senior unsecured notes (“Series B Notes”) due November 2025 with a fixed interest rate of 4.25% per year and (ii) $112.5 million in aggregate principal amount of Series C senior unsecured notes (“Series C Notes” and, collectively with the Series B Notes, the “November Notes”) due November 2027 with a fixed interest rate of 4.75% per year, in each case, to qualified institutional investors in a private placement. Each stated interest rate is subject to a step up of (x) 0.75% per year, to the extent the applicable November Notes do not satisfy certain investment grade conditions and/or (y) 1.50% per year, to the extent the ratio of secured debt to total assets exceeds specified thresholds, measured as of each fiscal quarter end. The November Notes were delivered and paid for on November 5, 2020. The Series B Notes will mature on November 4, 2025 and the Series C Notes will mature on November 4, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the November Notes will be due semiannually. In addition, the Company is obligated to offer to repay the November Notes at par if certain change in control events occur. The November Notes will be the Company's general unsecured obligations that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
In connection with the November NPA, also on November 4, 2020, the Company amended the August NPA to reduce the aggregate principal amount of unissued Additional Notes from $50.0 million to $25.0 million.
Conference Call to Discuss Third Quarter 2020 Results
Barings BDC has scheduled a conference call to discuss third quarter 2020 financial and operating results for Tuesday, November 10, 2020, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 24, 2020. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13711281.

This conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until November 24, 2020.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC's most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC's quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company’s management has discussed in this press release the Company’s net debt (calculated as total debt less cash, short-term investments and unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $354+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.

About Barings LLC
Barings is a $354+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of September 30, 2020
Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $903,128,567 and $1,085,866,720 as of September 30, 2020 and December 31, 2019, respectively)	$886,610,176	$1,066,845,054
Affiliate investments (cost of $18,258,270 and $10,158,270 as of September 30, 2020 and December 31, 2019, respectively)	19,158,075	10,229,813
Short-term investments (cost of $210,503,875 and $96,568,940 as of September 30, 2020 and December 31, 2019, respectively)	210,503,390	96,568,940
Total investments at fair value	1,116,271,641	1,173,643,807
Cash	7,112,312	13,567,849
Foreign currencies (cost of $7,532,555 and $8,360,011 as of September 30, 2020 and December 31, 2019, respectively)	7,675,046	8,423,716
Interest and fees receivable	7,749,841	5,265,980
Prepaid expenses and other assets	3,831,057	1,112,559
Deferred financing fees	4,440,269	5,366,119
Receivable from unsettled transactions	75,486,443	45,254,808
Total assets	$1,222,566,609	$1,252,634,838
Liabilities:
Accounts payable and accrued liabilities	$1,373,856	$1,524,830
Interest payable	766,815	2,491,534
Administrative fees payable	300,000	400,000
Base management fees payable	3,375,262	3,266,722
Payable from unsettled transactions	—	4,924,150
Borrowings under credit facilities	463,703,208	352,488,419
Debt securitization	177,536,048	316,664,474
Notes payable	49,534,479	—
Total liabilities	696,589,668	681,760,129
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 47,961,753 and 48,950,803 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively)	47,962	48,951
Additional paid-in capital	846,636,727	853,766,370
Total distributable earnings (loss)	(320,707,748)	(282,940,612)
Total net assets	525,976,941	570,874,709
Total liabilities and net assets	$1,222,566,609	$1,252,634,838
Net asset value per share	$10.97	$11.66

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$15,205,310	$18,169,034	$47,850,786	$54,853,833
Short-term investments	12,237	279,908	336,842	703,947
Total interest income	15,217,547	18,448,942	48,187,628	55,557,780
Dividend income:
Non-Control / Non-Affiliate investments	—	4,221	2,603	8,932
Total dividend income	—	4,221	2,603	8,932
Fee and other income:
Non-Control / Non-Affiliate investments	769,126	848,792	2,380,552	1,669,819
Total fee and other income	769,126	848,792	2,380,552	1,669,819
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	342,469	—	577,090	—
Total payment-in-kind interest income	342,469	—	577,090	—
Interest income from cash	—	2,152	631	9,022
Total investment income	16,329,142	19,304,107	51,148,504	57,245,553
Operating expenses:
Interest and other financing fees	3,738,991	6,727,780	14,367,855	19,598,992
Base management fee	3,375,262	3,263,803	10,904,422	8,845,753
Compensation expenses	—	107,779	48,410	334,869
General and administrative expenses	1,254,723	1,217,570	4,044,453	5,108,595
Total operating expenses	8,368,976	11,316,932	29,365,140	33,888,209
Net investment income	7,960,166	7,987,175	21,783,364	23,357,344
Realized and unrealized gains (losses) on investments and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(19,477,823)	(1,066,536)	(36,233,667)	(1,146,287)
Net realized losses on investments	(19,477,823)	(1,066,536)	(36,233,667)	(1,146,287)
Foreign currency transactions	(1,028,262)	83,037	(1,089,787)	83,037
Net realized losses	(20,506,085)	(983,499)	(37,323,454)	(1,063,250)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	56,467,202	(2,209,225)	2,522,789	25,202,059
Affiliate investments	1,624,230	40,119	828,262	(121,970)
Net unrealized appreciation (depreciation) on investments	58,091,432	(2,169,106)	3,351,051	25,080,089
Foreign currency transactions	(2,144,050)	374,278	(1,756,412)	374,278
Net unrealized appreciation (depreciation)	55,947,382	(1,794,828)	1,594,639	25,454,367
Net realized losses and unrealized appreciation (depreciation) on investments and foreign currency transactions	35,441,297	(2,778,327)	(35,728,815)	24,391,117
Loss on extinguishment of debt	(216,474)	(13,357)	(660,066)	(143,108)
Benefit from (provision for) taxes	(7,362)	—	10,105	(499)
Net increase (decrease) in net assets resulting from operations	$43,177,627	$5,195,491	$(14,595,412)	$47,604,854
Net investment income per share—basic and diluted	$0.17	$0.16	$0.45	$0.46
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.90	$0.10	$(0.30)	$0.94
Dividends/distributions per share:
Total dividends/distributions per share	$0.16	$0.14	$0.48	$0.39
Weighted average shares outstanding—basic and diluted	47,961,753	49,987,312	48,274,397	50,535,246

BARINGS BDC, INC.
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$(14,595,412)	$47,604,854
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(316,723,958)	(294,160,380)
Repayments received / sales of portfolio investments	416,989,098	251,057,329
Purchases of short-term investments	(697,141,628)	(577,451,108)
Sales of short-term investments	583,220,977	571,122,802
Loan origination and other fees received	6,075,019	5,118,390
Net realized loss on investments	36,233,667	1,146,287
Net realized (gain) loss on foreign currency transactions	1,089,787	(83,037)
Net unrealized appreciation of investments	(3,351,051)	(25,080,089)
Net unrealized (appreciation) depreciation of foreign currency transactions	1,756,412	(374,278)
Payment-in-kind interest accrued, net of payments received	(577,090)	—
Amortization of deferred financing fees	1,113,839	951,134
Loss on extinguishment of debt	660,066	143,108
Accretion of loan origination and other fees	(1,676,063)	(1,254,234)
Amortization / accretion of purchased loan premium / discount	(1,138,000)	(187,967)
Changes in operating assets and liabilities:
Interest and fees receivables	(2,699,114)	595,826
Prepaid expenses and other assets	(2,569,056)	2,421,921
Accounts payable and accrued liabilities	(118,876)	65,869
Interest payable	(1,724,576)	2,141,975
Net cash provided by (used in) operating activities	4,824,041	(16,221,598)
Cash flows from financing activities:
Borrowings under credit facilities	236,239,474	188,225,262
Repayments of credit facilities	(127,523,364)	(466,000,000)
Proceeds from debt securitization	—	348,250,000
Repayment of debt securitization	(139,897,128)	(7,468,690)
Proceeds from notes	50,000,000	—
Financing fees paid	(544,874)	(8,246,692)
Purchases of shares in repurchase plan	(7,130,632)	(18,544,205)
Cash dividends / distributions paid	(23,171,724)	(19,582,956)
Net cash provided by (used in) financing activities	(12,028,248)	16,632,719
Net increase (decrease) in cash and foreign currencies	(7,204,207)	411,121
Cash and foreign currencies, beginning of period	21,991,565	12,426,982
Cash and foreign currencies, end of period	$14,787,358	$12,838,103
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,372,484	$14,398,249

BARINGS BDC, INC.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019
Total debt (principal)	$692,016,256		$569,341,828		$631,061,734		$670,698,595
minus: Cash	(14,787,358)		(18,453,504)		(7,458,729)		(21,991,565)
minus: Short-term investments	(210,503,390)		(58,046,124)		(100,459,806)		(96,568,940)
plus: Payable from unsettled transactions	—		—		13,862,282		4,924,150
minus: Receivable from unsettled transactions	(75,486,443)		(575,630)		(4,138,890)		(45,254,808)
Total net debt(1)	$391,239,065		$492,266,570		$532,866,591		$511,807,432

Total net assets	$525,976,941		$490,473,194		$445,744,908		$570,874,709

Total net debt-to-equity ratio(1)	0.74	x	1.00	x	1.20	x	0.90	x
(1) See the "Non-GAAP Financial Measures" section of this press release.